                                               AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

     This AMENDED AND  RESTATED  AGREEMENT is made as of the 1st day of January,
2006, by and between OPPENHEIMER  STRATEGIC INCOME FUND (hereinafter referred to as the "Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

     WHEREAS, the Fund, an open-end,  diversified  management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company Act"), desires that OFI, a registered investment adviser; and

     WHEREAS,  the Fund  desires  that OFI shall act as its  investment  adviser pursuant to this Amended and Restated  Agreement,  which amends and restates the
October 22, 1990 agreement by and between the Fund and OFI;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

     1. General Provision.

     (a) The Fund  hereby  employs OFI and OFI hereby  undertakes  to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and the Fund's Board of Trustees the benefit of its best judgment,  effort, advice and  recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions  of the  Investment
Company Act and any rules or regulations  thereunder;  (ii) any other applicable provisions of state or federal law; (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and determinations  of the  Board  of  Trustees  of the  Fund;  (v) the  fundamental policies  and  investment  restrictions  of the Fund as  reflected in the Fund's registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund  including  the  valuation  of portfolio  securities  of the Fund which securities  are  either  not  registered  for  public  sale or not traded on any securities market.

     2. Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the
Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the
Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for the
Fund and the sale of securities and other  investments  held in the portfolio of the Fund.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the provisions  of  paragraph  7  hereof,  OFI may  obtain  investment  information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or  reckless  disregard  of  its  obligations  and  duties  under  this
Agreement,  OFI  shall not be liable  for any loss  sustained  by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any  way  limit  or  restrict  OFI  or  any of its  directors,  officers, stockholders or employees from buying, selling or trading any securities for its or their own  account  or for the  account  of others for whom it or they may be acting,  provided that such  activities  will not adversely  affect or otherwise impair  the  performance  by  OFI of  its  duties  and  obligations  under  this
Agreement.

     3. Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its  operations  as may  reasonably be required;
the  preparation  and filing of such reports  with  respect  thereto as shall be required by the  Commission;  composition  of periodic  reports  with respect to operations of the Fund for its shareholders;  composition of proxy materials for meetings of the Fund's  shareholders,  and the composition of such  registration statements  as  may be  required  by  federal  and  state  securities  laws  for continuous  public  sale of shares of the Fund.  OFI shall,  at its own cost and expense,  also  provide the Fund with  adequate  office  space,  facilities  and equipment.  OFI shall, at its own expense, provide such officers for the Fund as the Fund's Board may request.

     4. Allocation of Expenses.

     All other costs and expenses of the Fund not expressly assumed by OFI under this Agreement,  shall be paid by the Fund,  including,  but not limited to: (i)
interest and taxes;  (ii) brokerage  commissions;  (iii) insurance  premiums for fidelity and other coverage  requisite to its operations;  (iv) compensation and expenses of its  trustees  other than those  affiliated  with OFI; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and  expenses;  (vii)
expenses  incident to the redemption of its shares;  (viii) expenses incident to the  issuance of its shares  against  payment  therefore  by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the  registration  under federal and state securities laws of shares of the Fund for public  sale;  (x)  expenses  of printing  and mailing  reports, notices and proxy  materials to  shareholders  of the Fund; (xi) except as noted
above,  all  other  expenses  incidental  to  holding  meetings  of  the  Fund's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation which the Fund may have (on behalf of the Fund) to indemnify  its  officers  and trustees  with respect  thereto.  Any officers or  employees of OFI or any entity  controlling, controlled by or under common  control with OFI, who may also serve as officers, trustees or  employees of the Fund shall not receive any  compensation  from the
Fund for their services.

     5. Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a fee computed on the  aggregate net asset value of the Fund as of the close of each  business  day and payable  monthly at the annual rate of 0.75% of the first $200 million of average annual net assets;
0.72% of the next $200  million;  0.69% of the next $200  million;  0.66% of the next $200 million;  0.60% of the next $200 million;  0.50% of assets of the next
$4 billion;  and 0.48% in excess of $5 billion.

     6. Use of Name "Oppenheimer."

     OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name  of the  Fund  for the  duration  of this
Agreement and any  extensions or renewals  thereof.  To the extent  necessary to protect  OFI's  rights to the name  "Oppenheimer"  under  applicable  law,  such license shall allow OFI to inspect and,  subject to control by the Fund's Board, control the nature and quality of services  offered by the Fund under such name.
Such license may, upon  termination of this Agreement,  be terminated by OFI, in which event the Fund shall  promptly  take  whatever  action may be necessary to change  their  respective  names and  discontinue  any  further  use of the name
"Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used by OFI in connection with any of its  activities,  or licensed by OFI to any other party.

     7. Portfolio Transactions and Brokerage.

     (a) OFI is  authorized,  in  arranging  the purchase and sale of the Fund's portfolio  securities,  to  employ  or deal  with  such  members  of  securities
exchanges,   brokers  or  dealers  (hereinafter   "broker-dealers"),   including
"affiliated"  broker-dealers,  as that term is defined in the Investment Company
Act, as may, in its best  judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable execution at
the  most  favorable   security  price   obtainable)  of  the  Fund's  portfolio
transactions   as  well  as  to  obtain,   consistent  with  the  provisions  of
subparagraph  "(c)"  of this  paragraph  "7,"  the  benefit  of such  investment information or research as will be of significant  assistance to the performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's  portfolio  transactions to  broker-dealers,  other than
affiliated   broker-dealers,   qualified  to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the Securities  Exchange Act of 1934) for the
Fund and/or other accounts for which OFI exercises  "investment  discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934)
and to cause the Fund to pay such  broker-dealers  a commission  for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction,  if OFI determines,  in good faith, that such  commission is reasonable in relation to the value of the brokerage  and/or research services provided by such broker-dealer, viewed in terms of either that particular  transaction  or OFI's overall  responsibilities  with respect to the accounts  as to which it  exercises  investment  discretion.  In  reaching  such determination,  OFI will not be required to place or attempt to place a specific dollar  value  on the  brokerage  and/or  research  services  provided  or being provided by such  broker-dealer.  In demonstrating that such determinations were made in good  faith,  OFI shall be prepared  to show that all  commissions  were allocated  for  purposes  contemplated  by this  Agreement  and that  the  total commissions paid by the Fund over a representative period selected by the Fund's
Trustees were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of the  Board of
Trustees and the provisions of this paragraph "7."

     8. Duration.

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall remain in effect from year to year,  so long as such  continuance  shall be approved at least  annually  by the  Fund's  Board of  Trustees,  including  the vote of the majority of the  trustees of the Fund who are not parties to this  Agreement  or
"interested  persons"  (as defined in the  Investment  Company  Act) of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the  holders of a  "majority"  (as  defined  in the  Investment
Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

     9. Termination.

     This  Agreement may be terminated:  (i) by OFI at any time without  penalty upon sixty days'  written  notice to the Fund (which notice may be waived by the
Fund);  or (ii) by the Fund at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Fund shall be  directed  or  approved by the vote of a majority of all of the  trustees  of the Fund  then in office  or by the vote of the  holders  of a
"majority" of the outstanding  voting  securities of the Fund (as defined in the
Investment Company Act).

     10. Assignment or Amendment.

     This  Agreement  may not be amended or the  rights of OFI  hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent of the  holders of the  "majority"  of the outstanding  voting  securities of the Fund. This Agreement shall  automatically and immediately terminate in the event of its "assignment."

     11. Disclaimer of Shareholder Liability.

     OFI  understands  that the obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's property.  OFI represents that it has notice of the provisions  of the  Declaration  of Trust of the  Fund  disclaiming  shareholder liability for acts or obligations of the Fund.

     12. Definitions.

     The terms and provisions of the Agreement  shall be interpreted and defined in a manner  consistent  with the provisions  and  definitions of the Investment
Company Act.

                                           OPPENHEIMER STRATEGIC INCOME FUND

                                           By:    /s/ Robert G. Zack
                                                  Robert G. Zack
                                                  Vice President and Secretary

                                           OPPENHEIMERFUNDS, INC.

                                           By:    /s/ John V. Murphy
                                                  John V. Murphy
                                                  Chairman, President and
                                                  Chief Executive Officer